UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2009

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (e)                  On April 21, 2009, the Organization and Compensation Committee of the Board of Directors of Textron revised the selection and weighting of performance metrics under the previously-approved annual and long-term incentive compensation program for 2009.  These changes are applicable to all performance-based awards granted in 2009, including awards to Textron’s executive officers.  The revisions are intended to further focus executives on Textron’s cash efficiency goals, which are of primary importance given the current economic climate, by giving greater weight to achieving cash efficiency targets.  They also reflect the Committee’s decision to suspend enterprise return on invested capital as a performance measure to allow for increased focus on cash efficiency.

Long-term incentive payments to executive officers in respect of performance cash units and performance share units granted in 2009 under the Textron Inc. 2007 Long-Term Incentive Plan, as amended, will be based on the following:

•	Achieving earnings per share targets: 50%
•	Achieving cash efficiency targets: 50%

Incentive payments to executive officers for 2009 under the Textron Inc. Short-Term Incentive Plan, as amended, will be based on the following:

•	Achieving earnings per share target: 45%
•	Achieving workforce diversity target: 5%
•	Achieving cash efficiency target: 50%

Performance targets previously set by the Committee for each of the above categories remain the same.

For clarification, as part of the Committee’s recent decision (reported in our Current Report on Form 8-K filed on February 27, 2009) to grant long-term compensation awards in part in the form of performance cash units, the previously-announced one-time grants of cash-settled restricted stock units made to Scott C. Donnelly and Richard Yates, who serve as the Company’s President and acting Chief Financial Officer, Senior Vice President and Corporate Controller, respectively, were made approximately 54% in performance cash units and 46% in restricted stock units, instead of being made solely in the form of restricted stock units, as originally reported.  The treatment of these grants was consistent with all other 2009 annual long-term incentive grants.  The change in the format of these grants to include both performance cash units and restricted stock units, effective as of February 27, 2009, does not change the total award values approved by the Committee in January, but increases the extent to which Messrs. Donnelly’s and Yates’ compensation is tied to performance-based arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: April 27, 2009	By:	/s/ Terrence O’Donnell
Terrence O’Donnell
Executive Vice President and General Counsel